For period ending
December 31, 2017

Exhibit 77O
File number
811-06637

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS U.S. Small Cap Growth Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  Forescout Technologies Inc.
2.  Date of Purchase:  10/27/2017
3.  Underwriter(s) from whom purchased:  Morgan Stanley & Co.
4.  “Affiliated Underwriter" managing or participating in syndicate:__   _UBS Investment Bank_
5.  Aggregate principal amount or number of shares purchased:35,000 (Firmwide) 4,700 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  5,280,000
7.  Purchase price (net of fees and expenses):  $22______
8.  Initial public offering price:  $22______
9.  Commission, spread or profit: $1.54______
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /S/Leesa D. Merrill____________________ Date: ___01/29/2018________

Print Name: Leesa D. Merrill

For period ending
December 31, 2017

Exhibit 77O
File number
811-06637

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Dynamic Alpha Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  Westpac Banking Corp. 5.00% due 12/31/2049
2.  Date of Purchase:  09/12/2017
3.  Underwriter(s) from whom purchased:  Citigroup Global Markets Ltd.
4.  “Affiliated Underwriter" managing or participating in syndicate:  UBS Investment Bank
5.  Aggregate principal amount or number of shares purchased:$6,500,000 (Firmwide) $170,000 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  $1,250,000,000
7.  Purchase price (net of fees and expenses):  $100.00_______
8.  Initial public offering price:  $100.00_______
9.  Commission, spread or profit: 1.00%______
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /S/Leesa D. Merrill___________________ Date: __11/07/2017________

Print Name: Leesa D. Merrill

For period ending

December 31, 2017

Exhibit 77O
File number
811-06637

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Dynamic Alpha Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  VMWare Inc., 3.90%. due 8/21/2027
2.  Date of Purchase:  08/16/2017
3.  Underwriter(s) from whom purchased:  JPMorgan, London
4.  “Affiliated Underwriter" managing or participating in syndicate: UBS Investment Bank
5.  Aggregate principal amount or number of shares purchased:$19,000,000 (Firmwide) $165,000 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  $1,250,000,000
7.  Purchase price (net of fees and expenses):  $99.664_______
8.  Initial public offering price:  $99.664_______
9.  Commission, spread or profit: .650%`______
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /S/Leesa D. Merrill___________________ Date: _10/09/2017_________

Print Name: Leesa D. Merrill